Exhibit 10.1

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Execution Copy

LICENSE AND COMMERCIALIZATION AGREEMENT
by and between

JAVELIN PHARMACEUTICALS, INC.
and
THERABEL PHARMA NV

January 15, 2009

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

TABLE OF CONTENTS

1.		DEFINITIONS	1

2.		GRANT OF LICENSES	12

	2.1.	License to Therabel	12

	2.2.	Sublicensing	12

	2.3.	Right of Reference	12

	2.4.	No Other Rights	13

	2.5.	Sale of Javelin Pharmaceuticals (U.K.) Limited	13

	2.6.	Section 365(n)	13

	2.7.	Non-Competition	14

	2.8.	Right of First Offer to [***]	14

3.		DECISION MAKING AND DISPUTE RESOLUTION	14

	3.1.	Overview	14

	3.2.	Joint Steering Committee	14

	3.3.	Other Committees	16

	3.4.	Elevation and Dispute Resolution	16

4.		REGULATORY SUBMISSION ACTIVITIES, COMMERCIALIZATION AND DEVELOPMENT	17

	4.1.	Regulatory Submission Activities	17

	4.2.	Regulatory Matters	18

	4.3.	Adverse Events	19

	4.4.	Product Label Changes	19

	4.5.	Manufacture and Supply of Licensed Products	20

i

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	4.6.	Quality Agreement	20

	4.7.	Commercialization in the Territory	20

	4.8.	Phase IV and Publication Strategy	22

	4.9.	Development	23

5.		CONSIDERATION	23

	5.1.	Upfront Payments	23

	5.2.	Milestones	23

	5.3.	Royalties	25

	5.4.	Matters Concerning Payments	27

	5.5.	Interest	28

6.		COVENANTS	28

	6.1.	Third Party Consents	28

	6.2.	Confidentiality	29

	6.3.	Compliance with Law	31

7.		REPRESENTATIONS AND WARRANTIES	32

	7.1.	Representations and Warranties of Each Party	32

	7.2.	Additional Representations and Warranties of Javelin	33

	7.3.	Additional Representations and Warranties of Therabel	34

	7.4.	No Inconsistent Agreements	34

	7.5.	Disclaimer	34

8.		INTELLECTUAL PROPERTY	34

	8.1.	Ownership	34

	8.2.	Prosecution and Maintenance of Patent Rights and other IP Rights	35

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	8.3.	Trademarks	36

	8.4.	Enforcement of Technology Rights and Trademarks	37

	8.5.	Third Party Claims	37

	8.6.	Patent Marking	38

	8.7.	No Implied Licenses	38

	8.8.	Privileged Communications	38

9.		TERM AND TERMINATION	39

	9.1.	Term	39

	9.2.	Termination	39

	9.3.	Change of Control	41

	9.4.	Survival of Certain Obligations	42

10.		LICENSED PRODUCT LIABILITY, INDEMNIFICATION AND INSURANCE	42

	10.1.	Indemnification by Javelin	42

	10.2.	Indemnification by Therabel	42

	10.3.	Procedure	42

	10.4.	Insurance	43

	10.5.	Liability Limitations	43

11.		MISCELLANEOUS	44

	11.1.	Governing Law and Arbitration	44

	11.2.	Force Majeure	44

	11.3.	Additional Approvals	45

	11.4.	Waiver and Non-Exclusion of Remedies	45

	11.5.	Notices	45

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11.6.	Entire Agreement	47

11.7.	Amendment	47

11.8.	Assignment	47

11.9.	No Benefit to Others	47

11.10.	Counterparts	47

11.11.	Severability	47

11.12.	Further Assurance	48

11.13.	Publicity	48

11.14.	Relationship of the Parties	48

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LICENSE AND COMMERCIALIZATION AGREEMENT

          This LICENSE AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is entered into on this 15th day of January, 2009 (the “Execution Date”), by and among Javelin Pharmaceuticals, Inc., a Delaware corporation (“Javelin”) and Therabel Pharma N.V., a limited liability company organized and existing under the laws of the Netherlands, with registered seat at Takkebijsters 17, 4817BL Breda, the Netherlands, registered with the Chamber of Commerce under number 332475990000 (“Therabel”). Javelin and Therabel may each be referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Javelin has developed (and/or has received licenses to) certain pharmaceutical products which have uses or potential uses in the treatment and prevention of disease in humans.

Therabel is engaged in the commercialization of human pharmaceutical products.

Javelin and Therabel desire to collaborate on the commercialization of Javelin’s pharmaceutical products on the terms and conditions set forth in this Agreement.

AGREEMENT

          NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.

          1.1. “Affiliate(s)” means, with respect to an Entity, any Entity that controls, is controlled by, or is under common control with such first Entity. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interests of such Entity.

          1.2. “Applicable Laws” means all applicable statutes, ordinances, regulations, rules, or orders of any kind whatsoever of any Regulatory Authority or other governmental authority that may be in effect from time to time in the Territory.

1.3. “Assumed Agreements” has the meaning set forth in Section 4.5.

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1.4. “Calendar Quarter” means each of the three (3) consecutive month periods ending on March 31, June 30, September 30, and December 31.

1.5. “Calendar Year” means each twelve (12) month period ending December 31st.

          1.6. “Change of Control” means any of the following: (a) the sale or disposition of all or substantially all of the assets of a Party to a Third Party, (b) the acquisition by a Third Party, other than an employee benefit plan (or related trust) sponsored or maintained by a Party or any of its Affiliates, of more than fifty percent (50%) of such Party’s outstanding shares of voting capital stock, (c) the appointment or election to the Board of Directors of a Party of members constituting a majority of such Board who were not appointed, approved or recommended for election by the Board of Directors as constituted immediately prior to the appointment or election of such majority, or (d) the merger or consolidation of a Party with or into another corporation, other than, in the case of (b) or (c) of this Section, an acquisition or a merger or consolidation of a Party in which holders of shares of such Party’s voting capital stock immediately prior to the acquisition, merger or consolidation have at least a majority of the ownership of voting capital stock of the acquiring Third Party or the surviving corporation in such merger or consolidation, as the case may be, immediately after the merger or consolidation. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur on account of an initial public offering, the acquisition of securities of a Party by an institutional investor, or Affiliate thereof, that acquires a Party’s securities in a transaction or series of related transactions as a passive investment which does not affect the management of such Party, or a sale of assets, merger or other transaction effected exclusively for the purpose of changing the corporate domicile of a Party.

          1.7. “COGS” means the direct Manufacturing costs with respect to the Licensed Products as well as all costs with respect to the transportation of the Licensed Product to (and the delivery of the Licensed Product at) Therabel’s warehouse (or the warehouse of Therabel’s designee), determined in accordance with GAAP, consistently applied. For the avoidance of doubt, “COGS” shall not include the costs or charges associated with the distribution of the Licensed Product.

          1.8. “Commercialization” means any and all activities of importing (with the exception, however, of the importation of the Existing Inventory), marketing, promoting, distributing, offering for sale and selling a Licensed Product in the Field in the Territory, including for example pre-commercial launch market development activities conducted in anticipation of Regulatory Approval, such as preparing advertising and promotional materials, sales force training and all activities, interactions and correspondence with a Regulatory Authority regarding Phase IV clinical trials. For the avoidance of doubt, Commercialization includes pharmacovigilance activities and Promotion, but does not

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include Development, Regulatory Submission Activities or Manufacturing. When used as a verb, “Commercialize” means to engage in Commercialization.

1.9. “Commercialization Plan” has the meaning set forth in Section 4.7.1.

          1.10. “Commercially Reasonable Efforts” means for each Party, the carrying out of obligations in a diligent and sustained manner using such efforts and resources normally used by a company in the same business with similar resources as a Party for a product owned by it or to which it has rights of the type it has hereunder, which is of similar market potential at a similar stage in its development or product life, taking into account, without limitation, issues of safety and efficacy, product profile, the proprietary position of the product, the regulatory environment and status of the product, and other relevant scientific factors, market conditions then prevailing, including the competitive environment (but without regard to other products being developed or commercialized by such Party outside of this Agreement), profitability, profitability expectations, the extent of market exclusivity, the cost and any other burden to have the product approved by any relevant Regulatory Authority or any other authority or to obtain reimbursement approvals, health economic claims, and other similar factors reasonably determined by the Party to be relevant. “Commercially Reasonable” as used herein shall be interpreted in a corresponding manner.

1.11. “Compound” means diclofenac sodium having the chemical name [***].

          1.12. “Confidential Information” means, with respect to a Party, all information (and all tangible and intangible embodiments thereof), which is controlled by such Party or otherwise related to such Party, and is disclosed by such Party to the other Party pursuant to this Agreement in writing, orally, electronically, visually or by other means, and is designated as confidential by the disclosing Party whether by means reasonably calculated to inform the other Party of the confidential nature of such information, prior to or at the time any such information is disclosed by the disclosing Party to the other Party. In addition, any technical information disclosed at a meeting of the JSC or any other committee established pursuant to this Agreement shall constitute Confidential Information unless otherwise specified.

1.13. “Contraindication Label Change” shall mean [***].

          1.14. “Control” or “Controlled” means, with respect to any intellectual property right of a Party, that the Party or its Affiliate owns or has a license to such intellectual property right, other than pursuant to this Agreement, and has the ability to grant access, a license, or a sublicense to such intellectual property right to the other Party as provided in this Agreement without violating an agreement with or other rights of any Third Party.

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          1.15. “Development” means, to the extent applicable, the development of new forms of the Licensed Product (i.e. any forms, including low dose forms, that are different from the form of the Licensed Product as currently Commercialized in the United Kingdom) for Commercialization in the Territory. When used as a verb, “Develop” means to engage in Development.

1.16. “Development Plan” means, to the extent applicable, the comprehensive plan for Development.

          1.17. “Dispute Resolution Panel” shall mean the panel of experts to be appointed on a issue by issue basis and consisting of either (i) the Independent Financial Expert the Independent Regulatory and Reimbursement Expert and a third qualified independent expert (having a related background and/or knowledge relevant to the dispute) selected jointly by the Independent Financial Expert and the Independent Regulatory Expert and who shall act as chair of the panel or (ii) if expressly agreed to by the parties in writing such other expert(s) as jointly nominated by the Parties on a issue by issue basis.

1.18. “Dyloject Trademark” means Dyloject®.

          1.19. “Effective Date” means the date on which Javelin shall have received (i) all consents required by Section 6.1(i) hereof and (ii) all consents necessary to assign to Therabel (or Therabel’s designated Affiliate) the Assumed Agreements under Section 4.5 hereof on the terms, in all material respects, that the Assumed Agreements exist on the Execution Date.

          1.20. “EMEA” means the Regulatory Agency known as either the European Medicines Agency or the European Agency for the Evaluation of Medicinal Products, or a successor agency with responsibilities comparable to those of the European Medicines Agency or the European Agency for the Evaluation of Medicinal Products.

          1.21. “Entity” means any natural person, corporation, firm, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization or entity, trust, union, association or governmental or regulatory authority.

1.22. “European Economic Area” means [***].

          1.23. “Existing Inventory” means Javelin’s remaining inventory of the Licensed Product for sale in the Territory in its possession or under its control which was produced prior to the Effective Date and has a shelf life as of the Effective Date of at least [***] months. The estimated quantities of such inventory are set forth in Schedule 4.5(C).

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1.24. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder.

1.25. “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.26. “Field” means the treatment, prevention, modulation or diagnosis of any disease, disorder or condition in humans.

          1.27. “First Commercial Sale” means, with respect to the Licensed Product and any country of the Territory, the first sale of such Licensed Product under this Agreement for use in the Field to a Third Party in such country, after such Licensed Product has been granted Regulatory Approval for use in the Field by the competent Regulatory Authorities in such country.

          1.28. “First Subsequent Regulatory Submission Plan” means the comprehensive country-by-country plan for the Regulatory Submission of the Licensed Product for the purposes of obtaining Regulatory Approval in [***] except for those countries described in the Initial Regulatory Submission Plan, detailing Therabel’s specific strategies and timelines for seeking marketing authorization, including the identification of countries in which Therabel desires not to commercialize the Licensed Products.

1.29. “Force Majeure” has the meaning set forth in Section 11.2.

1.30. “GAAP” means generally accepted accounting principles using the International Financial Reporting Standards (IFRS), as in effect from time to time in the Territory.

          1.31. “Improvements” means (i) all Know-How necessary or useful to manufacture, develop or commercialize any injectable form of the Compound combined with a solubilizing excipient, including without limitation any method of making such combination, any composition or formulations of such combination, or any method of using or administering such combination and (ii) all Patent Rights that cover or recite any injectable form of the Compound combined with a solubilizing excipient, any method of making such combination, any composition or formulations of such combination, or the method of using or administering such combination.

1.32. “Indemnified Party” has the meaning set forth in Section 10.3.

1.33. “Indemnifying Party” has the meaning set forth in Section 10.3.

1.34. “Independent Financial Expert” shall mean a senior partner of an independent international accounting firm having relevant expertise with respect to the

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country in respect of which the dispute has arisen and having a related background and/or knowledge relevant to the dispute, as jointly appointed by the Parties or if the Parties fail to agree on the identity of the expert, as appointed by the arbitrational tribunal in accordance with Section 11.1.

          1.35. “Independent Regulatory and Reimbursement Expert” shall mean a reputed expert in the field of regulatory and reimbursement matters, having relevant expertise with respect to the country in respect of which the dispute has arisen and having related background and/or knowledge relevant to the dispute, as jointly appointed by the Parties on a issue by issue basis, or if the Parties fail to agree on the identity of the expert, as appointed by the arbitrational tribunal in accordance with Section 11.1.

1.36. “Infringement” has them caning set forth in Section 8.4.1.

          1.37. “Initial Regulatory Submission Plan” means the comprehensive plan for the Regulatory Submission of the Licensed Product for the purpose of obtaining Regulatory Approval in [***], and other countries of the Territory as agreed by the JSC in accordance with Section 4.1, which will then be considered, together with [***] as the “first wave countries”, detailing Therabel’s specific strategies and timelines for seeking marketing authorization.

          1.38. “IP Owners” means any and all Third Parties having proprietary interest in the Javelin Technology, including but not limited to Janssen Pharmaceutica NV, Shimoda Biotech (Proprietary) Ltd., Farmarc Netherlands N.V. and Farmarc Netherlands Antilles.

1.39. “Javelin House Marks” has the meaning set forth in Section 8.3.3.

1.40. “Javelin Improvements” means Improvements that Javelin Controls as of the Effective Date or that comes into the Control of Javelin during the Term.

          1.41. “Javelin Know-How” means Know-How that Javelin Controls as of the Effective Date or that comes into the Control of Javelin during the Term, in, each case, to the extent necessary or useful in the Territory to Manufacture, Commercialize a Licensed Product or conduct the Regulatory Submission Activities, including without limitation any method of making a Licensed Product, any composition or formulations of a Licensed Product, or any method of using or administering a Licensed Product.

          1.42. “Javelin Patent Rights” means any Patent Right that Javelin Controls (including without limitation the patent rights listed in Schedule 1.42) as of the Effective Date or that comes into the Control of Javelin during the Term of this Agreement, in each case, to the extent such rights cover or recite a Licensed Product, any method of making a

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          Licensed Product, any composition or formulations of a Licensed Product, or the method of using or administering a Licensed Product.

1.43. “Javelin Technology” means (i) the Javelin Know-How, (ii) the Javelin Patent Rights and (iii) the Javelin Improvements.

1.44. “JSC” has the meaning set forth in Section 3.2.

          1.45. “Know-How” means all inventions, discoveries, data, information (including scientific, technical or regulatory information), processes, methods, techniques, materials, technology, results, analyses, laboratory, pre-clinical and clinical data, or other know-how, whether or not patentable, including without limitation pharmacology, toxicology, drug stability, manufacturing and formulation methodologies and techniques, clinical and non-clinical safety and efficacy studies, marketing studies, absorption, distribution, metabolism and excretion studies.

1.46. “Licensed Formulation” means any combination of the Compound and [***] that is covered by any claim in the Javelin Patent Rights that exist on the Effective Date.

          1.47. “Licensed Product” means any [***] that contains the Licensed Formulation either alone or in combination with one or more other active ingredients. For the avoidance of doubt and unless otherwise mutually agreed by the Parties, each in its sole discretion, “Licensed Product” excludes [***].

          1.48. “Manufacturing” means, as applicable, all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and storage of the Compound or Licensed Product, including process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control, whether such activities are conducted by a Party, its Affiliates or a Third Party contractor of such Party. When used as a verb, “Manufacture” means to engage in Manufacturing.

          1.49. “Net Sales” shall mean the aggregate amount invoiced for sales of the Licensed Product by or on behalf of Therabel, its Affiliates, and/or any of its Sublicensees, in each case on an arms-length basis to a Third Party (other than a Third Party who is a Sublicensee or a Third Party that sells the Licensed Product on behalf of Therabel), less only the sum of the following:

(a) Customary trade, quantity, or cash discounts and non-affiliated brokers’ or agents’ commission actually allowed and taken which are not already reflected in the amount invoiced;

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(b) Rebates, including but not limited to government mandated rebates, actually allowed;

(c) Amounts actually repaid or credited by reason of rejections or return or recalls;

          (d) Any freight or other transportation costs, and insurance charges to the extent included in the invoice price and separately identified on the invoice or other documentation maintained in the ordinary course of business;

          (e) Duties, tariffs, and all sales, pharmaceutical, excise and other taxes based directly on sales or turnover or delivery of Licensed Products under this Agreement (including VAT) to the extent included in the invoice price and to the extent such taxes are remitted to the applicable taxing authority;

(f) Invoiced amounts actually written off during the period covered by the relevant royalty report (even if they relate to sales made during prior periods); and/or

          (g) A reasonable reserve for pharmaceutical taxes or other taxes or charges on sales or turnover or delivery of Licensed Products under this Agreement that are not included in the invoice price for the Licensed Product (but excluding corporate income tax) consistent with past practices, having the de facto effect of reducing the effective price received by Therabel (or its Affiliates or sublicensees) for such Licensed Products;

provided that, the deductions in clauses (a) through (d) above shall be consistent with corresponding deductions taken by Therabel with respect to other products sold by Therabel. In the event that Javelin disputes Therabel’s Net Sales calculations, Javelin may invoke its audit right pursuant to Section 5.4.1

Net Sales will be determined in accordance with GAAP, but only to the extent that the provisions of this Section 1.50 does not expressly deviate from the GAAP provisions. Without limiting the generality of the foregoing, sales at cost, transfers or dispositions of Licensed Product for charitable, promotional (including samples), pre-clinical, clinical, or regulatory purposes will be excluded from Net Sales, as will sales or transfers of Licensed Product among a Party and its Affiliates or Sublicensees.

1.50. “Net Sales Price” means the net sales price per unit of Licensed Product, calculated in accordance with the provisions set forth in Section 1.50.

1.51. “New Drug Application” or “NDA” means any application corresponding to a New Drug Application filed with the FDA as described in 21 CFR §

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314 for Regulatory Approval (not including pricing and reimbursement approval) in any country or regulatory jurisdiction.

          1.52. “Patent Right” means any and all (a) patent applications in the Territory, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (b) patents in the Territory, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, and (c) any other form: of government-issued right substantially similar to any of the foregoing.

1.53. “Pharmacovigilence Agreement” has the meaning set forth in Section 4.3.

          1.54. “Phase IV” in reference to a clinical trial means a trial conducted for purposes of further characterizing and supporting the Licensed Product for marketing but not for purposes of seeking Regulatory Approval or otherwise fulfilling a requirement of a Regulatory Authority.

          1.55. “Promotion” means those activities normally undertaken by a pharmaceutical company’s sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription or other pharmaceutical product.

1.56. “Recipients” has the meaning set forth in Section 6.2.1.

          1.57. “Regulatory Approval” means the approval and authorization of a Regulatory Authority in a country necessary to manufacture, distribute, sell or market a Licensed Product in that country, including, where required and in accordance with the Commercialization Plan, pricing and reimbursement approval.

          1.58. “Regulatory Authority” means any applicable national, regional, state or local regulatory agency, department, bureau, commission, council, or other governmental entity involved in the granting of Regulatory Approval for a Licensed Product in the Territory, including the EMEA.

          1.59. “Regulatory Submissions” means applications for Regulatory Approval, notification and other submissions made to or with a Regulatory Authority that are necessary or reasonably desirable to Manufacture or Commercialize the Licensed Product in the Field in a particular country, whether obtained before or after a Regulatory Approval in the country. Regulatory Submissions include, without limitation, investigational new drug applications, Mutual Recognition Process applications, post approval submissions required to maintain Regulatory Approvals, and amendments and

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supplements to any of the foregoing and their foreign counterparts, applications for pricing and reimbursement approvals, and all proposed labels, labeling, package inserts, monographs and packaging for the Licensed Product in the Territory.

          1.60. “Regulatory Submission Activities” means all activities performed by Therabel in the performance of any Regulatory Submission Plan for the Licensed Product in the Field in the Territory. Regulatory Submission Activities shall include, without limitation, all activities conducted for the purpose of filing for and obtaining Regulatory Approval in the Field in the Territory and, to the extent such is required for obtaining said Regulatory Approval, preclinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, quality assurance/quality control, clinical studies, seeking Regulatory Approval and otherwise handling regulatory affairs, statistical analysis and report writing, all of the above performed pursuant to (and to the extent required under) the Regulatory Submission Plans with respect to the Licensed Product. Regulatory Submission Activities shall not include Manufacturing or Commercialization.

          1.61. “Regulatory Submission Plans” means the Initial Regulatory Submission Plan and the First and Second Subsequent Regulatory Submission Plans for the Regulatory Submission of the Licensed Product as approved by the JSC and as amended or updated, from time to time, but in no event less frequently than- once a year, in accordance with this Agreement.

1.62. “Relevant Laws” has the meaning set forth in Section 9.2.4.

1.63. “Right of Reference” has the meaning set forth in Section 2.3.

          1.64. “Senior Management” of a Party includes, at a minimum, each of the Chief Executive Officer, Chief Financial Officer, Head of Research and Development, Head of Marketing, Head of Business Development, General Counsel and President or Chief Operating Officer of the pharmaceutical business or division or, if a Party does not employ any of such persons under such titles, such employees having similar responsibilities or, if none such employees exist, any other senior executives of the relevant Party.

          1.65. “Sublicense Income” means all payments that Therabel or an Affiliate receives from a Third Party Sublicensee in connection with any grant of rights that includes the rights granted to Therabel under Section 2.1, including without limitation license fees, milestone payments, license maintenance fees and other payments in connection with said grant of rights, but specifically excluding royalties, the purchase price for Licensed Product, reimbursement of costs for patent prosecution and defense, and sale of equity at fair market value.

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          1.66. “Sublicensee” means an Affiliate or Third Party that is granted a license, sublicense, covenant not to sue or other grant of rights under this Agreement pursuant to Section 2.2 of this Agreement. “Sublicense means an agreement or arrangement pursuant to which a sublicense or distribution right has been granted.

          1.67. “Second Subsequent Regulatory Submission Plan” means the comprehensive country-by-country plan for the Regulatory Submission of the Licensed Product for the purposes of obtaining Regulatory Approval in [***], detailing Therabel’s specific strategies and timelines for seeking marketing authorization, including the identification of countries in which Therabel desires not to Commercialize the Licensed Products.

1.68. “Sued Party” has the meaning set forth in Section 8.5.2.

1.69. “Technology” means Know-How and Patent Rights.

1.70. “Term” is defined in Section 9.1.

1.71. “Territory” means [***].

          1.72. “Therabel Improvements” means all Improvements (if any) that are invented, conceived or developed solely by Therabel or its Sublicensees or jointly be the Parties, their Affiliates, Sublicensees or Third Parties acting on their behalf or by Therabel and any of its Affiliates or Sublicensees during the Term of this Agreement or, as applicable, during the term of any sublicense agreement hereunder.

          1.73. “Therabel Know-How” means all Know-How (if any) that is invented, conceived or developed solely by Therabel or jointly by the Parties, their Affiliates or Third Parties acting on their behalf in each case in the course of such Party’s performance under this Agreement.

1.74. “Therabel Patent Right” means any Patent Right (if any) that claims Therabel Know-How.

1.75. “Therabel Technology” means Therabel’s interest in the (i) Therabel Know-How, (ii) the Therabel Patent Rights and (iii) Therabel Improvements, if any.

1.76. “Third Part(y/ies)” means any person(s) or entit(y/ies) other than Javelin and its Affiliates and Therabel and its Affiliates.

          1.77. “Trademark” means any trademark under which the Licensed Product is sold, other than the Parties’ trade names and trademarks used by the Parties to identify their companies generally, including without limitation, the Dyloject Trademark.

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1.78. “United States” or “U.S.” means the United States of America, its territories and possessions (including Puerto Rico, irrespective of political status).

          1.79. “Valid Claim” means a claim of a Patent Right in the Territory, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.80. “Violating Party” has the meaning set forth in Section 9.2.4.

2.	GRANT OF LICENSES.

          2.1. License to Therabel. Subject to the terns and conditions of the Agreement, Javelin hereby grants to Therabel, effective on the Effective Date of the Agreement, an exclusive license, with the right to sublicense to its Affiliates or as expressly provided in Section 2.2, under the Javelin Technology to develop, have developed, import, make, have made, use; offer to sell, sell, commercialize and distribute the Licensed Product in the Field in the Territory for the purpose of Manufacturing, seeking Regulatory Approval for and/or Commercializing Licensed Products in accordance with the terms of this Agreement. The exclusivity granted hereunder shall be absolute, meaning that Javelin shall not only refrain from granting further licenses (or appoint further sales intermediaries) with respect to the Licensed Product in the Territory, but also from selling, commercializing and distributing the Licensed Product in the Territory itself. Notwithstanding the foregoing, Javelin reserves the right under the Javelin Technology to develop and manufacture the Licensed Product in the Territory solely for commercialization outside the Territory.

          2.2. Sublicensing. Therabel will have no right, except upon prior written consent of Javelin, which consent may not be unreasonably withheld, to grant sublicenses to Third Parties under the rights granted to Therabel under this Agreement. Any sublicenses granted by Therabel hereunder shall be consistent with the terms of this Agreement. In addition Therabel shall require any Sublicensee to transfer or convey to Javelin all Improvements and all Technology necessary or useful to make, use or sell a Licensed Product which such Sublicensee may develop or acquire, if any, so that any of such Technology will be Controlled by Javelin.

          2.3. Right of Reference. Therabel hereby grants to Javelin (and any of Javelin’s partners and licensees) a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the Field in the Territory to the data included in the Therabel Technology (if any) to the extent necessary or useful to Manufacture, Commercialize or Develop a Licensed Product in the Field throughout the world, subject to the terms and

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conditions of this Agreement. The Parties agree that Javelin may make available to its collaborators, partners and licensees with respect to Licensed Products outside the Territory any Regulatory Submissions made in the Territory and data and results arising from clinical trials conducted by or on behalf of Therabel pursuant to this Agreement. The Parties agree that Therabel may make available to its collaborators, partners and sublicensees with respect to Licensed Products in the Territory any Regulatory Submissions made outside the Territory and data and results arising from clinical trials related to the Licensed Product conducted by or on behalf of Javelin. Therabel shall, at its own expense, take any action reasonably requested by Javelin to affect the Right of Reference described in this Section.

          2.4. No Other Rights. No rights, other than those expressly set forth in this Agreement are granted to either Party hereunder, and no additional rights shall be deemed granted to either Party by implication, estoppel or otherwise. All rights not expressly granted by either Party to the other hereunder are reserved.

          2.5. Sale of Javelin Pharmaceuticals (U.K.) Limited. In view of facilitating the start-up of Therabel’s distribution and commercialization activities hereunder in the territory of the United Kingdom, Javelin and Therabel agree that Therabel shall take over Javelin’s existing United Kingdom distribution business (which consists of, among other things, the UK Marketing Authorization, the wholesalers license, employees and certain contracts in relation to existing marketing, sales, and distribution of the Licensed Product in the United Kingdom), by means of acquiring, upon the Effective Date, of 100% of the shares of capital stock of Javelin Pharmaceuticals (U.K.) Limited (“JPUK”). The terms and conditions of such acquisition shall be governed by the Share Purchase Agreement substantially in the form attached hereto as Exhibit 2.5 with such other changes as the Parties may agree to in good faith (the “Agreed SPA”). The Parties shall execute (and Javelin shall cause its Affiliate, Innovative Drug Delivery Systems Inc, to execute) the Agreed SPA within 15 days following the Execution Date and in any event prior to the Effective Date. In addition, until completion of the Agreed SPA in accordance with its terms, Javelin undertakes to cause that (i) JPUK’s business be continued to be operated in the ordinary course of business and in accordance with past practice, (ii) [***] and (iii) [***].

          2.6. Section 365(n). All rights and licenses granted under or pursuant to this Agreement by Therabel or Javelin are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled free of charge to a complete duplicate of (or

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complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject party.

          2.7. Non-Competition. During the Term of this Agreement, neither Therabel nor any of its Affiliates shall, in or in relation to the Territory, develop, have developed, import, make, have made, use, offer to sell and/or sell any injectable non-steroidal anti-inflammatory drug for use in the Field in the Territory, except pursuant to the Agreement. During the Term of this Agreement, neither Javelin nor any of its Affiliates shall, in or in relation to the Territory, import, make, have made, use, offer to sell and/or sell any injectable non-steroidal anti-inflammatory drug for use in the Field in the Territory, except pursuant to the Agreement; provided that, the restrictions set forth in this sentence shall cease to have any effect following any Change of Control of Javelin.

          2.8. Right of First Offer to [***]. In the event that, at any time during the Term of this Agreement, Javelin (or any Affiliate of Javelin) desires to license the rights [***] to [***], Javelin shall so notify Therabel (the “First Offer Notice”) and grant access to Therabel (on a confidential basis) to such relevant data in respect of [***] that Javelin intends to provide other Third Parties for such license rights. Therabel shall have the right, but not the obligation, exercisable within [***] days of receipt of the access to the data as mentioned hereinabove, to make the first offer to Javelin for such right, which offer shall be in the form of a term sheet setting forth the key terms of the license agreement including the proposed financial terms (the “Offer”). Javelin may accept or reject the Offer made by Therabel, in its sole discretion. In the event that Javelin accepts the Offer, the Parties shall, for a period of up to [***] days, negotiate in good faith the terms of a final license agreement. If Javelin initially accepts the Offer from Therabel, but the Parties are not able to consummate a binding license agreement within the [***] day period, either Party may terminate the negotiations. If the negotiations are terminated by Javelin or if none of the Parties formally terminate the negotiations or if Javelin does not accept an Offer from Therabel, Javelin shall not be entitled to accept an offer from a Third Party for the same rights which is, in relation to [***] solely, overall less favorable than Therabel’s Offer. If the negotiations are terminated by Therabel, such termination shall have the effect as Therabel declining to make an Offer, and, in such case, Javelin shall be free to license the rights to [***] to any Third Party without limitation. The same will be the case if Therabel declines to make an Offer.

3.	DECISION MAKING AND DISPUTE RESOLUTION.

          3.1. Overview. During the Term, oversight for all of the activities of the Parties related to the Regulatory Submission Activities, the Commercialization and Development (if any) of the Licensed Product in the Field in the Territory will be provided by the JSC set forth below and elsewhere in this Agreement. The JSC shall perform the functions ascribed to them hereunder; provided, however, that the functions and operations of the JSC may be altered from time to time during the Term by the mutual agreement of the Parties to appropriately address ongoing requirements with respect to the Regulatory Submission Activities, the Commercialization and Development (if any) of the Licensed Product. In addition to the JSC meetings, the Parties anticipate that members of Senior Management from Therabel and Javelin will meet periodically as necessary or appropriate during the Term (and in any event at least [***]) in order to review significant issues and developments with respect to the Regulatory Submission Activities, the Commercialization and Development (if any) of the Licensed Product in the Territory.

          3.2. Joint Steering Committee. The Parties will establish a joint steering committee (“JSC”) that will oversee the Regulatory Submission Activities, the Commercialization and Development (if any) of the Licensed Product in the Field in the Territory. The JSC will oversee the Regulatory Submission Activities of the Licensed Product in the Field in the Territory, the selling and marketing efforts under the Commercialization Plan and will serve as a forum for exchanging data, information and

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strategy regarding the Regulatory Submission Activities, the Commercialization and Development (if any) of the Licensed Product in the Field in the Territory. The JSC will have no other tasks and responsibilities than those as ascribed to them hereunder.

                    3.2.1. Composition. The JSC will consist of three (3) senior representatives from each Party. Javelin and Therabel will each designate a co-chair for the JSC. The co-chairs will be responsible for logistical issues related to such meetings, but will not otherwise have any greater power or authority than any other member of the JSC. Responsibility for facilitating and calling meetings, setting meeting agendas, and producing and distributing meeting minutes shall alternate between the co-chairs on an annual basis. JSC members shall have such expertise as appropriate to the activities of the JSC from time to time and the JSC shall invite personnel of the Parties having relevant functional expertise to participate in discussions of the JSC from time to time as appropriate to assist in the activities of the JSC.

                    3.2.2. Responsibilities. The JSC will be responsible for (i) approving the Regulatory Submission Plans for the Licensed Product in accordance with the terms of this Agreement, and any amendments to such plans, (ii) approving (or establishing procedures to approve) protocols for clinical studies (if any), (iii) supervising the quarterly monitoring of progress of clinical studies (if any) and additional studies of the Licensed Product (if any), (iv) reviewing and commenting on Regulatory Submissions relating to the Licensed Product prior to submission, (v) facilitating the exchange of all data, information, material or results relating to the development. of the Licensed Product, (vi) approving the strategy for the Commercialization of the Licensed Product in the Field in the Territory, in accordance with the terms of this Agreement, (vii) approving the Commercialization Plan for the Licensed Product in the Field in the Territory in accordance with the terms of this Agreement, as well as any updates thereof (to reflect materially changed circumstances), (viii) overseeing the implementation of the Commercialization Plan, (ix) establishing usage instructions for the Trademarks in accordance with the terms of this Agreement, (x) reviewing Therabel’s marketing and promotional activities to ensure that such activities are consistent with the Commercialization Plan, (xi) approving the Development Plan (if any) and overseeing the Development activities (if any) and (xii) such other responsibilities as are explicitly delegated to the JSC in this Agreement. The JSC may appoint additional committees as desired. Under no circumstances shall the JSC have any tasks or responsibilities other than those provided herein or as expressly agreed upon between the Parties in writing. Javelin shall report [***] to the JSC all progress made in respect of clinical studies and additional studies of the Licensed Product made or prepared by or under the control of Javelin (or its licensees or designees) outside of the Territory, which reports shall be Confidential Information of Javelin.

3.2.3. No new obligations. For the avoidance of any doubt, it is expressly stated that the JSC, in fulfilling its tasks and responsibilities hereunder, shall

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have no authority (i) to create any obligation incumbent on either Party hereunder that goes beyond the scope of the obligations expressly provided for herein or (ii) to construe any existing obligations in such a way that it exceeds the scope of the obligations expressly provided for herein.

                    3.2.4. Meetings. The JSC will meet at such frequency as shall be established by the Parties (but not less frequently than [***] times per [***]). The first meeting of the JSC shall occur within [***] days of the Execution Date of this Agreement. Meetings of the JSC shall alternate between the offices of the Parties, unless otherwise agreed upon by the members of the JSC, or may be held telephonically or by video conference. Meetings of the JSC shall be effective only if at least [***] representatives of each Party are in attendance or participating in the meeting. Members of the JSC shall have the right to participate in and vote at meetings by telephone, or in their absence, to deputize another member of such Party’s Senior Management to vote on their behalf. If there is no quorum at any duly convened JSC meeting (i.e. at least [***] representatives of each Party being present), all agenda items of such JSC meeting requiring a vote shall automatically be considered as deadlock matters and shall be subject to Section 3.4. Each Party shall be responsible for expenses incurred by its employees and its members of the JSC in attending or otherwise participating in JSC meetings.

                    3.2.5. Minutes and Agendas. The minutes of each JSC meeting shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC. Minutes of each JSC meeting shall be approved or disapproved, and revised as necessary, at the next meeting.

                    3.2.6. No Joint Venture. For the avoidance of any doubt, it is expressly stated that the sole purpose of the JSC is to provide for an efficient means of communication between the Parties and that nothing ‘contained in the Agreement shall imply the JSC to constitute a legal entity or a joint venture between the Parties.

3.3. Other Committees. The Parties may establish other committees or subcommittees as the Parties deem appropriate.

          3.4. Elevation and Dispute Resolution. Each Party’s representatives on the JSC will collectively have one (1) vote on all matters. The members of the JSC will use reasonable efforts to reach consensus on all decisions. In the event of a deadlock regarding a particular issue on which the members of the JSC cannot reach consensus, such issue will be resolved as follows:

          In the event that the members of the JSC are unable to agree on a particular issue, such issue shall be referred to the Parties’ respective Chief Executive Officers or their designees for resolution, and such individuals shall use good faith efforts to resolve such

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issue within [***] days of such matter being referred to them, which period may be extended by mutual agreement. If the Chief Executive Officers or their designees are unable to resolve any matter referred to them within such [***]-day period, as it may be extended, then such matter will be resolved as follows:

(a) all matters relating to [***], shall be determined by Therabel, it being understood however that the decision with respect to the following matters shall be finally decided as follows:

(i) Each matter regarding the obligation of [***] shall be finally decided by the Dispute Resolution Panel, in accordance with the criteria as indicated in Sections 4.1.2 (a) and 4.7.2 below; and

(ii) Each matter regarding [***], shall be finally decided by the Dispute Resolution Panel, in accordance with the following criteria: [***];

          (b) except as set forth in Sections 3.4(a)(i) or (ii) or as set forth below, all matters relating to [***], including, without limitation, [***], shall be determined by Therabel. Notwithstanding the foregoing, (i) matters relating to [***] shall be finally decided by the Dispute Resolution Panel and (ii) Javelin shall have the final approval of any [***].

          (c) except as set forth in Sections 3.4(a)(i) or (ii), all matters relating to [***] shall be determined by the Javelin in accordance with Section 4.9; provided that Therabel shall not be bound by any decision by Javelin in this respect and shall not be under an obligation to proceed with [***] if [***].

4.	REGULATORY SUBMISSION ACTIVITIES, COMMERCIALIZATION AND DEVELOPMENT.

4.1. Regulatory Submission Activities

                    4.1.1. Regulatory Submission Plans. Therabel shall (i) within [***] days of the Effective Date of this Agreement, present the [***] to the JSC for approval and (ii) within [***] days of the notice of the receipt of approval of the marketing authorization in the [***] (as set forth in the [***]), present the [***] to the JSC for approval, and (iii) within [***] of the Effective Date of the Agreement, present the [***] to the JSC for approval. Neither the [***] nor the [***] shall be effective until approved by the JSC. The Parties agree that it is their intent that Therabel shall seek Regulatory Approval for the Licensed Product throughout the Territory as soon as Commercially Reasonable, but without prejudice to [***] as referred to in (i), (ii) and (iii) hereinabove and subject to the other provisions of this Agreement.

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                    4.1.2. In the event the JSC does not approve the [***], the [***] or the [***] proposed by Therabel (subject to Subsection (c) below), Therabel shall promptly provide to the JSC for its approval a revised plan that incorporates the reasonable comments and feedback from the JSC. The JSC will oversee the [***] of the Licensed Product in the Field in the Territory, according to the [***]. The following provisions shall apply with respect to the [***] of the Licensed Product:

(a) The [***] for the Licensed Product will include, among other things, [***].

(b) [***].

(c) [***].

(d) [***].

                    4.1.3. Reports of [***]. Therabel shall report on the [***] it has undertaken in accordance with [***] in connection with meetings of the JSC, including by providing a reasonably detailed summary of all results, data and material inventions, if any, obtained from such activities. In addition, Therabel shall, at its own expense, make appropriate scientific and regulatory personnel available to the JSC, either by telephone or in person as the Parties may mutually agree, as reasonably required to keep informed of [***], in all material respects.

4.2. Regulatory Matters.

                    4.2.1. Responsibility for [***]. All activities and costs required to affect the [***] shall be the responsibility of Therabel, which may request the assistance of Javelin as required and shall keep Javelin reasonably informed of the status and progress.

                    4.2.2. Responsibility for other Regulatory Interactions. Regulatory strategy for the Licensed Product shall be determined by the Regulatory Submission Plans. Therabel shall use Commercially Reasonable Efforts to prepare and maintain all Regulatory Submissions and any other documents required to be submitted to the applicable Regulatory Authorities and obtain in a timely manner Regulatory Approvals with respect to the Licensed Product, to the extent contemplated by the Regulatory Submission Plans. The costs incurred by Therabel in carrying out their assigned responsibilities pursuant this Section 4.2.2 shall be the sole responsibility of [***].

                    4.2.3. Regulatory Cooperation. Therabel shall keep Javelin reasonably informed regarding the status and progress of regulatory activity in the Territory in all material respects, including without limitation, providing Javelin with a copy of all substantive written correspondence from a Regulatory Authority involving a Regulatory Submission, notifying Javelin of all oral substantive correspondence from a Regulatory

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Authority involving a Regulatory Submission, and providing the JSC with an advance draft of each proposed Regulatory Submission sufficiently in advance of providing the submission to the Regulatory Authority (and in any event no less than [***] days in advance) to enable the JSC to have a meaningful opportunity to provide comments on the content of such submission and no such Regulatory Submission shall be submitted for filing with the Regulatory Authority without the mutual agreement of the Parties, such consent not to be unreasonably withheld or delayed. In the event that Javelin does not provide written comments within [***] days on any draft Regulatory Submission submitted to it by Therabel for comment, Javelin shall be considered as having approved said documents. Furthermore, the Parties shall agree in advance on all substantive written communications with Regulatory Authorities in the United Kingdom to the extent related to the Licensed Product. Each Party shall bear its own costs and expenses incurred pursuant to this Section 4.2.

                    4.2.4. Assumption of Marketing Authorization. As of the Effective Date, Therabel shall assume and maintain Javelin’s ownership rights and obligations for the approved marketing authorization for the Licensed Product in the Territory. Javelin hereby represents and warrants that, to the best of its knowledge, as of the Execution Date of the Agreement, it has completed all necessary development activities for the Licensed Product in the Field in connection with obtaining Regulatory Approval in the Territory.

                    4.2.5. Clinical Trial Data. Therabel shall, at its sole cost and expense, maintain a database for any clinical trial data resulting from any Phase IV clinical studies, the Regulatory Submission Activities and Development activities hereunder.

          4.3. Adverse Events. By, or as soon as reasonably possible following, the Effective Date, the Parties will enter into a pharmacovigilence agreement, which upon such execution will be attached as an exhibit hereto and hereby incorporated into this Agreement by reference (the “Pharmacovigilence Agreement”). The Parties will comply with the provisions of such agreement, however in the event of a conflict between the Pharmacovigilence Agreement and this Agreement, this Agreement shall govern. Therabel will maintain and will be the recognized holder of a safety database for Adverse Event reports related to the Licensed Product received by either Party in the Territory. Therabel will respond to any and all safety inquiries regarding the Licensed Product in the Territory. Each Party shall bear its own costs and expenses incurred in performing their obligations under the Pharmacovigilence Agreement and maintaining the Adverse Event database. For the avoidance of doubt, Javelin will maintain the safety database outside the Territory.

          4.4. Product Label Changes. The Parties will present proposed product labeling changes for the Licensed Product to the JSC for approval and the Parties shall use Commercially Reasonable Efforts to agree on such changes; provided however that

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product label changes dictated by a Regulatory Authority will not require approval by the JSC.

          4.5. Manufacture and Supply of Licensed Products. Javelin shall use Commercially Reasonable Efforts to cause that all of Javelin’s rights and obligations under all existing manufacturing and supply agreements for the Licensed Product as listed on Schedule 4.5(A) (the “Assumed Agreements”) be transferred to Therabel (or any Affiliated Company) and Therabel or such Affiliate shall assume said rights and obligations. Javelin represents and warrants that there are no outstanding obligations (including payment obligations) incumbent on Javelin under the Assumed Agreements, except as set forth in Schedule 4.5(B), and that there are no outstanding disputes or claims. Javelin shall provide support to Therabel for a period of [***] or until the Manufacturing of the Licensed Product is transitioned to Baxter Healthcare Corporation (“Baxter”), whichever is later, to facilitate the transfer of such rights and obligations. As of the Effective Date, Therabel shall be responsible for the Manufacture and supply of the Licensed Product and all costs associated thereto for Regulatory Submission and Commercialization of the Licensed Product in the Field in the Territory. Within [***] days of the Effective Date or as agreed by the Parties, Therabel shall pay Javelin for all the Existing Inventory that is currently located at [***], as set forth in Schedule 4.5(C). The Existing Inventory that is not yet at [***] on the Effective Date shall be delivered by Javelin to Therabel, which delivery shall be made DDP at [***] and, subject to the last sentence of this Section 4.5, payment shall be made by Therabel promptly upon delivery. Notwithstanding the foregoing, (i) Javelin shall ensure that the Existing Inventory purchased by Therabel pursuant to this Section 4.5 shall be supplied as fully packaged finished goods which are ready for sale in the Territory and shall have been released by [***], and (ii) Therabel shall have no obligation to pay for the Existing Inventory manufactured by [***] until [***] has been approved as a manufacturer of the Licensed Product in the United Kingdom and such Existing Inventory has been delivered to [***] in a ready for sale form with not less than [***] shelf life from the time of delivery.

          4.6. Quality Agreement. By, or as soon as reasonably possible following, the Effective Date, the Parties will enter into a quality agreement, which upon such execution will be attached as an exhibit hereto and hereby incorporated into this Agreement by reference (the “Quality Agreement”). The Quality Agreement will govern the procedure for dealing with product complaints related to the Existing Inventory and will be in force until such time as Therabel is supplied Licensed Product directly from their manufacturer. The Parties will comply with the provisions of such agreement, however in the event of a conflict between the Quality Agreement and this Agreement, this Agreement shall govern.

4.7. Commercialization in the Territory. Therabel shall Commercialize the Licensed Product in accordance with the Commercialization Plan as follows:

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                    4.7.1. Commercialization Plan. Therabel shall submit to the JSC for its approval a strategic commercialization plan for the Licensed Product in the Territory (the “Commercialization Plan”) which sets forth, without limitation, (a) [***] marketing strategy that includes plans for market research, health economics, pricing and reimbursement, medical affairs and value added initiatives, (b) [***] communications strategy that includes plans for public relations, conferences and exhibitions and other external meetings, internal meetings and communications, publications and symposia, internet activities and core brand package (if relevant), (c) [***] strategy for Phase IV studies and lifecycle management activities, (d) a high level operating plan for the implementation of such strategies on an annual basis, including without limitation, information related to product positioning, core messages to be communicated, share of voice requirements and pricing strategies, (e) [***], (f) [***] and (g) [***]. The Commercialization Plan will be updated at least [***]. The Commercialization Plan shall reflect that the Commercialization of Licensed Product in [***] is a priority for Therabel and Therabel shall devote at least a similar degree of sales force incentives in support of said Commercialization as is the case for other traditional key products of Therabel’s current product portfolio that are comparable to the Licensed Product.

                    4.7.2. Commercialization Activities. Within [***] of receipt of Regulatory Approval for the Licensed Product in any country in the Territory, Therabel shall use Commercially Reasonable Efforts to launch the Licensed Product in such country. Notwithstanding the foregoing, Therabel shall be excused from its obligation to launch the Licensed Product in a country in the Territory if.

(a) the combined royalties payable to Javelin and COGS (as set forth in Section 5.3) are expected to exceed [***] percent ([***]%) of Net Sales, with such amount to be certified by the JSC;

(b) the requirement to carry out additional clinical studies in order to obtain reimbursement or a commercially reasonable price is judged by the JSC to be commercially unreasonable; or

          (c) the JSC determines that the expected Net Sales Price or the expected reimbursed pricing for a Licensed Product in a country in the Territory will be greater than [***]% below the average Net Sales Price or the average reimbursed pricing (as applicable) achieved in countries where the Licensed Product is already launched.

provided, however, if the JSC is unable to agree on such criteria listed above for excusing Therabel’s obligation to launch the Licensed Product in a country in the Territory, the

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matter shall be referred to the Dispute Resolution Panel, the costs of which shall be borne equally by the Parties.

          Following the launch of the Licensed Product in a country in the Territory, Therabel will use Commercially Reasonable Efforts to Commercialize the Licensed Product in such country, in accordance with the Commercialization Plan. In conducting the Commercialization activities, Therabel will comply with all Applicable Laws and applicable industry professional standards. Therabel shall not make any claims or statements with respect to the Licensed Product that are not strictly consistent with the Licensed Product labeling and the sales and marketing materials approved for use pursuant to the Commercialization Plan. Therabel will book all sales of the Licensed Product and will have the sole responsibility for the sale, invoicing and distribution of the Licensed Product in the Territory, but without prejudice to Therabel’s right to have such activities subcontracted to Third Parties.

          4.8. Phase IV and Publication Strategy. Subject to the approval of the JSC and Javelin, Therabel may undertake, or permit its Affiliates, licensees or Sublicensees to undertake within the Territory, any pre-clinical or clinical marketing studies of the Licensed Product in the Territory, including, without limitation, Phase IV studies and any post-approval studies required for registration or imposed by a Regulatory Authority in a country within the Territory. The cost of any pre-clinical or clinical marketing studies of the Licensed Product, including, without limitation, Phase IV studies and any post-approval studies required for registration or imposed by a Regulatory Authority in a country within the Territory, incurred after the Effective Date of the Agreement shall be the responsibility of Therabel.

          The Parties will also coordinate worldwide publication strategy involving the Licensed Product and activities involving the Licensed Product related to scientific conferences inside and outside the Territory, including through delegation to appropriate working groups of the Parties. Each Party shall be afforded the opportunity to review and approve any scientific paper or presentation with respect to the Licensed Product proposed for publication, presentation or distribution by the other Party or its Affiliates and licensees or Sublicensees and shall have no more than [***] days to complete such review and approval or such shorter period as may reasonably be required by applicable publication deadlines promptly communicated to such Party. The Party proposing publication or presentation shall not unreasonably reject comments furnished by the other Party, will comply with the other Party’s request to delete references to its Confidential Information in any such publication or presentation and will delay publication for such reasonable period requested by the other Party to permit the filing of patent applications concerning any Therabel Technology or Javelin Technology disclosed in material proposed for such publication or presentation. In no event will Confidential Information of a Party be published without the consent of such Party.

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The Parties will coordinate the disclosure of the initiation and results of clinical studies performed pursuant to the Regulatory Submission Plans or Development Plans or clinical studies performed by either Party’s licensees or Sublicensees with respect to the Licensed Product, whether within or outside of the Territory, to the extent required by law or best industry practices; provided that all proposed disclosures and publications will be submitted for expeditious review by the JSC and due regard will be given to the comments of each Party, the maintenance of confidentiality of Confidential Information of each Party and allowing time for intellectual property registrations. Nothing set forth herein shall be deemed to limit or restrict either Party from disclosing the results of clinical trials (whether performed by the Parties or by Third Parties) to the extent required by law or best industry practices. The Parties intend that the provisions of this Section 4.8 shall apply to the Parties and their respective Affiliates, licensees and Sublicensees.

          4.9. Development. Subject to the JSC first agreeing on a Regulatory Submission Plan and a Commercialization Plan with respect to the relevant new forms of Licensed Product in accordance with Sections 4.1 and 4.7 above, Therabel shall use Commercially Reasonable Efforts to Develop, seek Regulatory Approval for, and pursue the Commercialization of any new forms of Licensed Product, including without limitation a low-dose formulation, deemed by the JSC as having the opportunity to enhance the value of the Licensed Product. In the event the JSC is unable to agree on whether any such new form has the opportunity to enhance the value of the Licensed Product or whether such pursuit is Commercially Reasonable, the matter shall be referred to the Dispute Resolution Panel, the costs of which shall be borne equally by the Parties. To facilitate the Development, Therabel, with assistance from Javelin, shall prepare and submit to the JSC for its approval a Development Plan for such new forms of Licensed Product. As from its approval by the JSC, Therabel shall use Commercially Reasonable Efforts to implement the approved Development Plan.

5.	CONSIDERATION.

5.1. Upfront Payments. Therabel shall mare a payment of Seven Million Dollars ($7,000,000) to Javelin within [***] days of the Effective Date, as an upfront, non-creditable, non-refundable fee.

5.2. Milestones.

                    5.2.1. [***] Milestones. As additional consideration for the rights granted to Therabel pursuant to Section 2.1 and subject to Section 4.5.2, Therabel will pay Javelin the following one-time, non-refundable amounts after the occurrence of each of the following events:

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EVENT (each a “[***] Milestone”)	MILESTONE PAYMENT

[***]	[***]

[***]	[***](1)

[***]	[***](2)

[***]	[***](3)

(1)	[***].

(2)	[***].

(3)	[***].

Each [***] Milestone shall be payable within [***] days of achievement of the event and shall be fully creditable within the country for which the [***] Milestone is associated against royalties on Net Sales of the Licensed Product payable to Javelin pursuant to Section 5.3 for (i) [***] from the date of removal of the Contraindication in the UK in the case of the [***] Milestone first listed above, (ii) [***] from [***] in the case of [***], and (iii) [***] from [***] in the other countries for which a [***] Milestone is due. For the avoidance of doubt, during the [***] or [***] term referred to in this Section above, no royalties on Net Sales of the Licensed Product pursuant to Section 5.3 shall be due to Javelin, unless the royalties that would otherwise be due during said [***] or [***] term would be in excess of the corresponding milestone payment, in which case only the amount in excess of the milestone will be payable to Javelin.

Notwithstanding the foregoing, in the event Therabel’s obligation to launch the Licensed Product in a country is excused pursuant to Section 4.5.2 and Therabel elects not to launch the Licensed Product, Therabel’s obligation to pay a [***] Milestone associated with such country shall also be excused.

5.2.2. Sales Milestones. Therabel shall make the following one-time non-creditable and non-refundable payments to Javelin within [***] days after the first occurrence of each of the following events:

EVENT	MILESTONE PAYMENT

[***]	[***]

[***]	[***]

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EVENT	MILESTONE PAYMENT

[***]	[***]

[***]	[***]

[***]	[***]

For the avoidance of any doubt, the above-mentioned table cannot be construed as implying any warranty or commitment by Therabel that the annual Net Sales figures indicated therein will be achieved at any time.

For the avoidance of doubt, if more than one of the milestones described above are achieved for any Calendar Year, all applicable milestone payments described above shall be made in such case.

5.3. Royalties.

                    5.3.1. Payment of Royalties. Without prejudice to Section 5.3.2, Therabel shall pay to Javelin royalties based on the aggregate Net Sales of the Licensed Product sold by Therabel, its Affiliates or its Sublicensees in all countries in the Territory at a rate of [***] ([***]%) of such Net Sales. Notwithstanding the foregoing, if COGS for Licensed Products related to Net Sales in a particular country is greater than or equal to [***] (***]%) of Net Sales as determined on a country-by-country basis, then the royalty payable to Javelin under this Section in each such country shall be reduced by [***] ([***]%) for each percent that such COGS exceeds [***] ([***]%); provided, however, that in no case shall the royalties payable to Javelin pursuant to Section 5.3 be less than [***] ([***]%) of Net Sales in any country- Therabel shall use Commercially Reasonable Efforts to reduce COGS related to Licensed Products. In connection therewith, Therabel shall verify to what extent it is feasible and more cost-efficient for it to complete the final European Union quality release for the Licensed Product within its internal Quality group (instead of such service being provided by Almac Pharma Services Limited as such is currently the case). In the event that Therabel’s cost to perform the final European Union quality release of the Licensed Product is lower than Almac Pharma Services Limited’s cost for such services but Therabel elects to continue to have such services performed by Almac, or other external provider, the difference in the cost shall be removed from the COGS definition and shall not be included in the royalty calculation under this Section 5.3.1. If the Parties are unable to agree on such difference in cost, the matter shall be referred to the Independent Financial Expert, the costs of which shall be borne equally by the Parties.

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                    5.3.2. No Royalties – Reduced Royalties. Therabel shall have no obligation to pay the royalties due under this Section 5.3 on the Net Sales of the Licensed Product generated from sales of any Existing Inventory produced by Precision and delivered by Javelin pursuant to Section 4.4 hereof. In the event that a Third Party launches an intravenous and intramuscular bolus injection of diclofenac, the marketing authorization of which references the Licensed Product, and the Net Sales of the Licensed Product for any [***] decrease by more than [***] ([***]%) as compared to Net Sales of the Licensed Product for the [***] immediately preceding the launch of such Third Party product, then the royalties applicable in those countries of the Territory where such Product receives a marketing authorization shall be reduced to [***] ([***]%) of the Net Sales of the Licensed Product realized as from the date of said marketing authorization.

                    5.3.3. Royalty Reports. Within [***] days after the beginning of each [***] beginning with the [***] in which the First Commercial Sale is made in the Territory, Therabel shall deliver to Javelin a report setting forth for the previous [***] the following information on a country-by-country basis: (a) the gross sales and Net Sales of the Licensed Product in the Territory, (b) the number of units sold by Therabel, its Affiliates or Sublicensees (if any), (c) the applicable COGS if the royalty rate has been reduced pursuant to Section 5.3.1, (d) the deductions taken in calculating Net Sales, including without limitation, discounts, allowances, rebates, and fees, (e) the royalty due hereunder for the sales of the Licensed Product, and (f) the applicable exchange rate as determined in accordance with this Agreement, all in sufficient detail to enable Javelin to determine the amounts due under this Agreement. Each such report shall also indicate the amount of Sublicense Income received by Therabel and the portion owed to Javelin for the preceding [***] pursuant to Section 5.3.5 (if any). The total royalty due for the sale of Licensed Products during such [***] and payments with respect to Sublicense Income shall be remitted within [***] days of receipt of an invoice from Javelin for the reported amounts.

                    5.3.4. Royalty Terms. Subject to Sections 5.2.1 and 5.3.2, Therabel’s obligation to pay royalties to Javelin pursuant to this Section 5.3 shall commence on [***] and shall expire, on a country-by-country basis, on the later to occur of (a) expiration of data exclusivity related to the Licensed Product in such country, (b) the expiration date in such country of the last to expire of any such issued Javelin Patent Rights that includes at least one Valid Claim covering the sale of such Licensed Product in such country, or (c) the launch by a Third Party of an intravenous or intramuscular bolus injection of diclofenac in such country, the marketing authorization of which references the Licensed Product. In any non-European Union country of the Territory, which recognizes a marketing authorization of another country within the Territory and for which there is no Valid Claim covering the sale of the Licensed Product, the term for which Therabel owes royalties to Javelin in such country shall be the same as the country whose marketing authorization such country has recognized, provided no other intravenous or intramuscular bolus injection of diclofenac, the marketing authorization of

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which references the Licensed Product, is on the market in that non-European Union country. Section 5.3.2 shall apply if such other intravenous or intramuscular bolus injection of diclofenac is on the market in that non-European Union country. For the avoidance of any doubt, this Agreement shall remain in force after the expiration of the Royalty Term, subject to Section 9 below.

5.3.5. Sublicense Income. Therabel shall pay to Javelin [***] percent ([***]%) of all Sublicense Income.

                    5.3.6. Third Party Obligations. Javelin shall be responsible for any and all royalty obligations to Third Parties (including to the IP Owners) existing as of the Effective Date related to the Licensed Product in the Territory.

5.4. Matters Concerning Payments.

                    5.4.1. Records and Audits. During the Term of this Agreement, Therabel shall keep and maintain accurate and complete records showing all information set forth in royalty reports required hereunder and all Sublicense Income during the [***] preceding [***], which books and records shall be in sufficient detail such that Net Sales and royalties can accurately be determined. Upon [***] prior written notice from Javelin, Therabel shall permit an independent certified public accounting firm, selected by Javelin and reasonably acceptable to Therabel, to examine the relevant books and records of Therabel and its Affiliates as may be reasonably necessary to verify the reports submitted by Therabel in accordance with Section 5.3.3. An examination by Javelin under this Section 5.4.1 shall occur not more than once in any [***] and shall be limited to the pertinent books and records for any Calendar Year ending not more than [***] months before the date of the request. The accounting firm shall be provided access to such books and records at Therabel’s facility(ies) where such books and records are normally kept and such examination shall be conducted during Therabel’s normal business hours. Therabel may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to Therabel’s facilities or records. Upon completion of the audit, the accounting firm shall provide both Javelin and Therabel a written report disclosing whether the reports submitted by Therabel are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Javelin. Additionally, Javelin shall be responsible for all costs and expenses incurred in conducting the audit; provided, however, that if the accounting firm determines that the reports submitted by Therabel are misstated by more than [***] ([***]%) to Javelin’s detriment, Therabel shall be responsible for all such costs and expenses.

                    5.4.2. Taxes and Withholding. All payments under this Agreement shall be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by Applicable Laws or regulations. If Therabel is so

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required to deduct or withhold, Therabel shall (i) promptly notify Javelin of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Javelin, and (iii) promptly forward to Javelin an official receipt (or certified copy) or other documentation reasonably acceptable to Javelin evidencing such payment to such authorities and cooperate in any other manner as reasonably necessary to assist Javelin in obtaining any refund it is entitled to in connection therewith (if any).

                    5.4.3. Currency. All amounts payable shall be in United States dollars. As applicable, Net Sales and all expenses incurred by Therabel shall be translated into United States dollars using the rate of exchange printed in the Eastern Edition of The Wall Street Journal on the last day of the applicable period. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Section 5, the Parties shall consult with a view to finding a prompt and acceptable solution.

                    5.4.4. Confidentiality. All financial information of a Party which is subject to review under this Section 5.4 shall be deemed to be Confidential Information subject to the provisions of Section 6.1, and such Confidential Information shall not be disclosed to any Third Party or used for any purpose other than verifying payments to be made by one Party to the other hereunder, provided, however, that such Confidential Information may be disclosed to Third Parties only to the extent necessary to enforce a Party’s rights under this Agreement.

          5.5. Interest. Any payment under this Section 5 that is more than [***] days past due shall be subject to interest at an annual percentage rate of [***] if Therabel does not make payment within [***] days of its receipt of notice that such amount is past due. Likewise, any overpayment that is not refunded within [***] days after the date such overpayment was made shall thereafter be subject to interest at an annual percentage rate of [***]. Notwithstanding the preceding, if a Party contests any amounts due hereunder in good faith and promptly notifies the other Party of such dispute, interest shall not accrue as to amounts being so contested until [***] days following the presentation of such notice to the other Party.

6.	COVENANTS.

          6.1. Third Party Consents. Javelin undertakes to obtain and submit to Therabel within [***] days following the execution hereof the written confirmation from each of the IP Owners, confirming that each (i) to the extent necessary, approves the license grant to Therabel hereunder and (ii) to the extent Therabel would not already have such right under the existing contractual documentation by which the IP Owners are bound, agrees to grant, with respect to the Territory, a direct license to Therabel to the

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relevant technology owned or licensed by each of them in relation to the Licensed Product, should the license granted by each such IP Owner (directly or indirectly) to Javelin in relation to the Licensed Product be terminated for reasons other than due to the actions of Therabel or any party acting on Therabel’s behalf hereunder, included but not limited actions that constitute a breach of this Agreement by Therabel.

6.2. Confidentiality.

                    6.2.1. Confidential Information. Except to the extent expressly permitted by this Agreement and subject to the provisions of Sections 6.2.2 and 6.2.3, at all times during the Term and for [***] years following the expiration or termination hereof, the receiving party (a) shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the disclosing party, except to those of the receiving party’s employees, Affiliates, consultants, advisors or representatives who have a need to know such information (collectively, “Recipients”) to perform such Party’s obligations hereunder and (b) shall not use the Confidential Information of the disclosing party directly or indirectly for any purpose other than performing its obligations hereunder. The receiving party shall be liable for any breach by any of its Recipients of the restrictions set forth in this Agreement.

6.2.2. Exceptions to Confidentiality. The receiving party’s obligations set forth in this Agreement shall not extend to any information of the disclosing party:

(a) that is or hereafter becomes part of the public domain through no wrongful act, fault or negligence on the part of a receiving party or its Recipients;

(b) that is received from a Third Party without restriction and without breach of any agreement or fiduciary duty between such Third Party and the disclosing party;

          (c) that the receiving party can demonstrate by competent evidence was already in its possession without any limitation or restriction on use or disclosure prior to its receipt from the disclosing party;

          (d) that is generally made available to Third Parties by the disclosing party without any restriction imposed by the disclosing party on disclosure, whether such restriction is by contract, fiduciary duty or by operation of law; or

(e) that the receiving party can demonstrate by competent evidence was independently developed by the receiving party without any reference to Confidential Information.

6.2.3. Authorized Disclosure. Each Party and its Recipients may disclose Confidential Information to the extent that such disclosure is made in response to a valid

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order, governmental inquiry or request (each an “order”) of a court of competent jurisdiction or other agency, as applicable; provided, however, that the receiving party shall first have given notice to the disclosing party and given the disclosing party a reasonable opportunity to quash such order or to obtain a protective order requiring that the Confidential Information and/or documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in such response to such court or governmental order.

                    6.2.4. Notification. The receiving party shall notify the disclosing party immediately, and cooperate with the disclosing party as the disclosing party may reasonably request, upon the receiving party’s discovery of any loss or compromise of the disclosing party’s Confidential Information.

                    6.2.5. Destruction of Confidential Information. Upon the entire expiration or the entire earlier termination of this Agreement (i.e. as opposed to an expiration or termination on a country by country basis or with respect to a specific number of countries only), the receiving party shall (a) destroy all tangible embodiments of Confidential Information of the disclosing party, including any and all copies thereof, and those portions of any documents, memoranda, notes, studies and analyses prepared by the receiving party or its Recipients that contain, incorporate or are derived from such Confidential Information and provide written certification of such destruction to the disclosing party in a form reasonably acceptable to the disclosing party, provided that the receiving party shall have the right to retain one copy of any such tangible embodiments for archival purposes, provided such copy shall continue to be maintained on a confidential basis subject to the terms of this Agreement, and (b) immediately cease, and shall cause its Recipients to cease, use of such Confidential Information as well as any information or materials that contain, incorporate or are derived from such Confidential Information.

                    6.2.6. Use of Name and Disclosure of Terms. Each Party shall keep the existence of, the terms of and the transactions covered by this Agreement confidential and shall not disclose such information to any other Entity through a press release or otherwise, or mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype (with the exception, however, of the Trademarks and the Dyloject Trademark, which may be used in accordance with the terms of this Agreement) of the other Party or its Affiliates in any manner without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld). The restrictions imposed by this Section shall not prohibit either Party from snaking any disclosure that is required by Applicable Law, rule or regulation or the requirements of a national securities exchange or another similar regulatory body including disclosing such information in any

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clinical trial database maintained by or on behalf of a Party. Further, the restrictions imposed on each Party under this Section 6.2.6 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Section 6.2.6.

                    6.2.7. Remedies. The Parties acknowledge and agree that the restrictions set forth in Section 6.2 are reasonable and necessary to protect the legitimate interests of the Parties and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Section 6.2 will result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Section 6.2 by a Party, the other Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity. The breaching-Party agrees to waive any requirement that the non-breaching Party (i) post a bond or other security as a condition for obtaining any such relief and (ii) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 6.2.7 is intended, or shall be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

          6.3. Compliance with Law. Each Party hereby covenants and agrees to comply with all Applicable Laws applicable to its activities connected directly or indirectly with the Licensed Products. Without limiting the generality of the foregoing:

                    6.3.1. Patient Information. Each Party agrees to abide by all laws, rules, regulations, and orders of all applicable supranational, national, federal, state, provincial, and local governmental entities concerning the confidentiality or protection of patient identifiable information and/or patients’ protected health information or any other applicable legislation (including data protection legislation), in the course of their performance under this Agreement.

                    6.3.2. Export Controls. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries which may be imposed upon or related to Javelin or Therabel from time to time. Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party pursuant to this Agreement or any Licensed Products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first

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obtaining the written consent to do so from the appropriate agency or other governmental entity.

                    6.3.3. Debarment. Each Party agrees that it shall not use, in any capacity, in connection with any of its obligations to be performed under this Agreement any individual who has been debarred under the FD&C Act or the Generic Drug Enforcement Act or any foreign counterpart.

7.	REPRESENTATIONS AND WARRANTIES.

7.1. Representations and Warranties of Each Party. As of the Execution Date, each of Therabel and Javelin hereby represents and warrants to the other Party hereto as follows:

(a) it is a corporation or entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation;

(b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

(c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          (d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions does not and shall not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

(e) it has the full right, power and authority to grant all of the right, title and interest in the licenses granted to the other Party under this Agreement; and

(f) it is in good standing in accordance with the laws of its home jurisdiction and it has not filed (or it is not subject to) any petition for bankruptcy or other insolvency proceedings.

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          7.2. Additional Representations and Warranties of Javelin. Javelin hereby represents and warrants to Therabel that as of the Execution Date and, to the extent provided for hereunder, during the entire duration of this Agreement:

(a) Javelin has all rights in and to the Javelin Technology necessary to perform its obligations under this Agreement;

          (b) The Javelin Technology includes all Patent Rights, Know-How, Improvements and other intellectual property rights that are necessary in order to import, manufacture, have manufactured, use, Commercialize and, to the extent applicable, Develop the Licensed Product, as such Licensed Product are currently being Commercialized in the United Kingdom;

          (c) Javelin holds the exclusive rights to the Javelin Technology in respect of the Development, the importation, the Manufacturing, the use, the Commercialization and the distribution of the Licensed Product in the Field in the Territory, and Javelin shall use Commercially Reasonable Efforts to maintain during the Term such rights and shall refrain from taking any action that is reasonably likely to result in a termination of any license to Javelin of such rights;

          (d) The licenses obtained by Javelin from the applicable IP Owners in respect of the Licensed Product are, and during the Royalty Term shall continue to be, valid and enforceable against Javelin and, to Javelin’s knowledge, against the applicable IP Owners, and no circumstance has occurred, and to the best of Javelin’s knowledge, no circumstance is likely to occur, that may result in said licenses being terminated, revoked or otherwise losing its effects;

          (e) Except as set forth in Schedule 7.2(e) to this Agreement, Javelin is not subject to any agreement with a Third Party that includes a royalty or similar payment obligation to, or other restriction or limitation in favor of, such Third Party with respect to its rights to practice the Javelin Technology;

(f) No Javelin Patent Rights are subject to, or were developed pursuant to any funding agreement with any government or government agency;

(g) Javelin is not in breach of any material provisions of any agreements with Third Party relating to the Javelin Technology;

          (h) The manufacture, use, sale, offer for sale and import of the Licensed Product in the Field in the Territory does not infringe any Valid Claim of a Third Party or, to Javelin’s knowledge, any other Third Party right;

(i) Javelin has not received any written or oral claim of ownership, inventorship or patent or trademark infringement from any Third Party with

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respect to the Javelin Technology, and Javelin is not aware of any reasonable basis for any such claim; and

(j) Javelin has made available to Therabel true and complete copies of all Assumed Agreements, including all amendments thereto.

          7.3. Additional Representations and Warranties of Therabel. Therabel hereby represents and warrants to Javelin that, Therabel has no products currently under development or Commercialization that will compete with the Licensed Product and Therabel shall not develop, have developed, import, make, have made, use, offer to sell and/or sell any injectable non-steroidal anti-inflammatory drug for use in the Field for the treatment of any indication for which the Licensed Product is approved in the Territory, except pursuant to the Agreement.

          7.4. No Inconsistent Agreements. Neither Party has in effect, and after the Execution Date neither Party shall enter into, any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement or limit the ability of either Party, as the case may be, to grant or accept the license set forth in Section 2 of this Agreement.

          7.5. Disclaimer. THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE MANUFACTURE OR COMMERCIALIZATION OF ANY LICENSED PRODUCT UNDER THIS AGREEMENT WILL BE SUCCESSFUL.

8.	INTELLECTUAL PROPERTY.

8.1. Ownership.

                 8.1.1. Ownership of Technology. Determinations as to which Party has invented any Patent Right or Know-How shall be made in accordance with the standards of inventorship under U.S. patent law. Subject to the license grant under Section 2 of this Agreement, Javelin shall own all Javelin Technology and Therabel Technology. In the case of Therabel Technology, Therabel shall assign and cause its employees, consultants and agents to assign its rights, title and interest in and to all Therabel Technology to Javelin and, in connection therewith, shall, at its own expense, execute any documents and take any actions reasonably requested by Javelin to effect such assignment.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                 8.1.2. Employee Assignment. To the extent permissible under Applicable Laws, each Party will cause each employee and contractor conducting work on such Party’s behalf under this Agreement that is of such a nature that such work may result in creation of any intellectual property rights to sign a contract that (i) compels prompt disclosure to the Party of all Javelin Technology or Therabel Technology, as applicable, conceived or reduced to practice by such employee or contractor during any performance under this Agreement, (ii) automatically assigns to the Party all right, title and interest in and to all such Technology and all Patent Rights disclosing or claiming such Technology, and (iii) obligates such persons to similar obligations of confidentiality as set forth in this Agreement. Each Party will require each employee and contractor conducting work on such Party’s behalf under this Agreement that is of such a nature that such work may result in creation of any intellectual property rights to maintain, records in sufficient detail and in a good scientific manner appropriate for patent purposes to properly reflect all work done.

8.2. Prosecution and Maintenance of Patent Rights and other IP Rights.

                 8.2.1. Patent Prosecution and Maintenance. [***] will be primarily responsible for the preparation, filing, prosecution and maintenance of the Javelin Patent Rights, the Javelin Technology, the Therabel Patent Rights (if any) and the Therabel Technology (if any) in the Territory.

                 8.2.2. Reversion Rights. If [***] decides not to file, prosecute or maintain a Patent Right covering, as applicable, Javelin Technology or Therabel Technology, to the extent such Technology is necessary or useful to Manufacture, or Commercialize a Licensed Product or conduct Regulatory Submission Activities, with respect to Javelin Technology or Therabel Technology within the Territory, it shall give [***] reasonable notice to that effect sufficiently in advance of any deadline for any filing with respect to such Patent Right or such Javelin Technology or Therabel Technology to permit [***] to carry out such activity. After such notice, [***] may file, prosecute and maintain the Patent Right or the Javelin Technology or Therabel Technology, and perform such acts as may be reasonably necessary for Therabel to file, prosecute or maintain such Patent Right or such Javelin Technology or Therabel Technology, at its sole cost and expense. If [***] does so elect, then [***] shall provide such cooperation to [***], including the execution and filing of appropriate instruments, as may reasonably be requested to facilitate the transition of such patent activities, and shall assign all of its right, title and interest to such patent, other than its rights thereto provided by this-Agreement, to [***].

                 8.2.3. Costs and Expenses. Costs and expenses of filing, prosecuting, maintaining, and extending the Javelin Patent Rights and the Javelin Technology, in the Territory will be [***]. Costs and expenses of filing, prosecuting, maintaining, and

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

extending the Therabel Patent Rights (if any) and the Therabel Technology (if any) shall be at [***] expense.

8.3. Trademarks.

                 8.3.1. Licensed Product Trademark. Javelin herewith grants to Therabel, for the entire Term, an irrevocable and royalty-free license to use the Trademarks for the purpose of Manufacturing, seeking Regulatory Approval for and/or Commercializing Licensed Products in accordance with the terms of this Agreement. All Licensed Products shall be sold in the Territory using the Dyloject Trademark. To the extent that the Dyloject Trademark is not a registered Trademark in a country in the Territory, and is not capable of being registered or used in such country under Applicable Law, Therabel may select a Trademark for the Licensed Product in such country. No such Trademark shall be used outside the Territory, unless otherwise agreed by the Parties in writing. Without prejudice to the last sentence below, Javelin shall own such Trademarks subject to the license granted to Therabel herein, and shall be responsible for the filing, prosecution and maintenance of such Trademarks in the applicable country or countries within the Territory. If Javelin decides not to file, prosecute or maintain a Trademark in a country of the Territory, it shall give Therabel reasonable notice to that effect sufficiently in advance of any deadline for any filing with respect to such Trademark in such country to permit Therabel to carry out such activity. After such notice, Therabel may file, prosecute and maintain such Trademark in such country. In the event Therabel elects to pursue such activities, (i) Therabel shall become the owner of the Trademarks with respect to the Territory and (ii) the expenses of the selection, filing, prosecution and maintenance of the Trademark shall be borne by Therabel.

                 8.3.2. Trademark Use. The manner of use of the Trademarks shall be subject to periodic review by the JSC. Neither Party shall use the Trademarks in a way that is inconsistent with the usage instructions approved by the JSC or, except as otherwise provided herein, use the Trademarks in combination with its other trademarks in a manner which would create combination marks. The Parties shall utilize the Trademarks within the Territory only in accordance with this Agreement.

                 8.3.3. Party Name on Licensed Product Promotional Material. Subject to Applicable Laws, all Licensed Product promotional material will include Javelin’s trade name, Trademark, and other logos requested by Javelin (the “Javelin House Marks”) in a manner approved by the JSC. To effectuate the purposes of this Agreement, Javelin hereby grants to Therabel a royalty free license (with right of sublicense to its Affiliates or as expressly provided in Section 2.2), to use and display the Trademarks and the Javelin House Marks in connection with the Commercialization of the Licensed Product in the Territory, and all in accordance with this Agreement. All goodwill arising from the use of such Trademarks and Javelin House Marks shall inure to the benefit of Javelin.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

8.4. Enforcement of Technology Rights and Trademarks.

                 8.4.1. Notice. If Javelin or Therabel becomes aware that any Javelin Technology or Therabel Technology or any of the Trademarks is infringed or misappropriated by a Third Party in the Territory in the Field or is subject to a declaratory judgment action arising from such infringement (collectively, an “Infringement”), Javelin or Therabel, as the case may be, shall promptly notify the other Party.

                 8.4.2. Enforcement. Javelin shall have the first right (but not the obligation), to enforce such Technology or Trademark against such Infringement; provided, that (i) Therabel shall have the right to join such proceeding at any time at its own expense and shall do so at any time (subject to Section 8.4.3) if it is deemed to be a necessary Party by the tribunal in which the Infringement is being prosecuted and (ii) neither Party shall admit the invalidity or unenforceability of any Technology owned solely by or jointly with the other Party without the other Party’s prior written consent. In the event Javelin declines to prosecute the infringing technology or to defend such claim within [***] days (or such shorter period as may be required to comply with legal or regulatory deadlines which relate to such infringement) of becoming aware thereof, Therabel shall have the right to so enforce or defend. The Parties will collaborate in the choice of counsel with respect to such action and the comments of Therabel shall not be unreasonably rejected with respect to strategic decisions and their implementation with respect to such action. In furtherance of the foregoing, Javelin shall keep Therabel reasonably informed, in person or by telephone, regarding the status and costs of such action or proceeding prior to and during any such enforcement. Neither Party shall settle any such action without the written consent of the other Party, such consent not to be unreasonably withheld. Neither Party shall incur any liability to the other as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Javelin Technology or Therabel Technology invalid, not infringed, not misappropriated or unenforceable.

                 8.4.3. Costs and Recoveries. The Parties agree that the costs of such prosecution or defense of validity, shall be at [***]. The Parties agree that if Therabel joins the enforcement proceedings pursuant to Section 8.4.2, the proceeds of any awards, judgments or settlements obtained in connection with an Infringement in the Territory shall first be used to reimburse each party for all out-of-pocket costs incurred by the Parties in such prosecution or defense and validity, and the remainder shall [***].

8.5. Third Party Claims.

                 8.5.1. Third Party Claims - Course of Action. If the Commercialization, Manufacture or Development of a Licensed Product under this Agreement is alleged by a Third Party to infringe a Third Party’s patent right(s) or misappropriate a Third Party’s

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

trade secret, the Party becoming aware of such allegation shall promptly notify the other Party thereof, in writing, reasonably detailing the claim.

                    8.5.2. Third Party Suit. Without prejudice to Section 7.2(h) above, if a Third Party sues a Party (the “Sued Party”) alleging that the Sued Party’s or the Sued Party’s Sublicensees’ Manufacture, Commercialization or Development of a Licensed Product infringes or shall infringe said Third Party’s patent right(s) or misappropriates said Third Party’s trade secret or infringes said Third Party’s trademarks, then upon the Sued Party’s request and in connection with the Sued Party’s defense of any such Third Party suit, the other Party shall provide reasonable assistance to the Sued Party for such defense and shall join such suit if deemed a necessary party. The Sued Party shall keep the other Party, if such other Party has not joined in such suit, reasonably informed on a [***] basis, in person or by telephone, prior to and during the pendency of any such suit. The Sued Party shall not admit the invalidity of any patent within the Javelin Patent Rights or the Therabel Patent Rights, nor settle any such suit, without written consent of the other Party, such consent not to be unreasonably withheld. Subject to the Parties’ respective indemnity obligations pursuant to Section 10.1 and 10.2, all litigation expenses, including settlement costs, royalties paid in settlement of any such suit, and the payment of any damages to the Third Party, will be (i) paid by Javelin if it relates to a Third Party Suit that already existed at the Execution Date and (ii) shared equally by the Parties if it relates to a Third Party Suit that is introduced after the Execution Date.

          8.6. Patent Marking. Each Party agrees to mark and have its Affiliates and all Sublicensees mark all Licensed Products (or their containers or labels) sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

          8.7. No Implied Licenses. Except as expressly set forth in this Agreement, no right or license under any Javelin Technology or Therabel Technology is granted or shall be granted by implication as a result of the respective rights of the Parties under this Agreement. All such rights or licenses are or shall be granted only as expressly provided in this Agreement.

          8.8. Privileged Communications. In furtherance of this Agreement, it is expected that Therabel and Javelin will, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential, they will not be deemed to waive any applicable attorney-client privilege and that they are made in connection with the shared community of legal interests existing between Javelin and Therabel, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of Javelin Patent Rights and Therabel Patent Rights.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

9.	TERM AND TERMINATION.

          9.1. Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Section 9 shall continue in full force and effect on a country-by-country basis as long as any Licensed Product is being Developed or Commercialized for use in the Field (the “Term”). The Agreement cannot be terminated unilaterally by either Party, unless in accordance with the provisions of this Agreement.

9.2. Termination.

                    9.2.1. Termination for Material Breach. This Agreement may be terminated effective immediately on a country-by-country basis, or in its entirety, by written notice by either Party at any time during the Term if the other Party materially breaches this Agreement, which breach remains uncured for sixty (60) days measured from the date written notice of such breach is received by the breaching Party, which notice shall specify the nature of the breach and demand its cure, provided, however, that if such breach is not capable of being cured within the stated period and the breaching Party uses Commercially Reasonable Efforts to cure such breach during such period and presents a mutually agreeable remediation plan for such breach, this Agreement shall not terminate and the cure period shall be extended for such period provided in the remediation plan as long as the breaching party continues to use Commercially Reasonable Efforts to pursue the cure as provided in such remediation plan. In the event a material breach affects only certain but not all countries in the Territory, the remedy of termination shall only be effective, on a country-by-country basis with respect to the countries as to which such material breach occurred. Notwithstanding anything to the contrary set forth herein but subject to the limitations set forth in Section 10.1, termination shall not be deemed to relieve a defaulting party from any liability arising from such default.

                    9.2.2. Termination for Failure of Effective Date. If the Effective Date of this Agreement has not occurred on or before the 180th day following the Execution Date, either Party may, at any time thereafter until the Effective Date, terminate this Agreement immediately upon notice to the other Party. Notwithstanding the foregoing, Javelin undertakes to formally request for the approvals as referred to in Section. 6.1 above at the latest within ten (10) days following the Execution Date.

                    9.2.3. Therabel Right of Termination. Prior to its expiration, this Agreement may be terminated in its entirety (or with respect to the European Union countries collectively or with respect to the non-European Union countries collectively) at any time by Therabel for any reason effective upon twelve (12) months prior written notice to Javelin. If Therabel terminates for a material safety issue, Therabel will provide all assistance reasonably requested by Javelin for at least one hundred and eighty (180) days after such termination to identify, further characterize and fully document such safety issue and, subject to the last sentence

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

of this Section 9.2.3, provide such other assistance as might be reasonably useful or necessary for Javelin to continue with the development or commercialization of the Licensed Product, but shall not be required to undertake any studies or other Development not then provided by the Development Plans. In addition, Therabel shall not be required to undertake any Development, Manufacturing or Commercialization activities or any other activities, in each case which implicate a material safety issue during such one hundred and eighty (180) day period.

                    9.2.4. Violation of Law. This Agreement may be terminated by either Party on giving thirty (30) days’ written notice to the other, which shall be effective on the expiration date of such thirty (30) day period in the event that the other Party (the “Violating Party’) is convicted of a felony for violating, or a final, non-appealable order is issued by a court of competent jurisdiction finding that the Violating Party violated, any Applicable Laws, the Federal Foreign Corrupt Practices Act or any securities laws or regulations (collectively, the “Relevant Laws”), which are of such a nature that the Violating Party’s violation of such Relevant Laws would prevent or substantially diminish a Party from performing or having the ability to perform its obligation pursuant to this Agreement. Such notice of termination must be given within thirty (30) days of the terminating Party becoming aware of the circumstances described in this Section 9.2.4.

                    9.2.5. Effects of Termination b Therabel without Cause orb Javelin with Cause. If this Agreement is terminated by Therabel pursuant to 9.2.3, or by Javelin pursuant to Sections 9.2.1, 9.2.4, 9.2.7 or 9.3:

(a) All licenses granted by Javelin to Therabel hereunder shall automatically terminate;

          (b) Therabel shall assign to Javelin all right, title and interest in and to: (i) all Regulatory Submissions and Regulatory Approvals pertaining to any Licensed Product Controlled by Therabel, (ii) all of Therabel’s interest in any Trademark (including, without limitation, the goodwill symbolized by such Trademark) used to brand the Licensed Product (iii) all of Therabel’s interest in any copyrights to the extent necessary or useful for Commercializing the Licensed Product and (iv) all agreements related to the Manufacture of Licensed Products;

          (c) Therabel shall furnish Javelin with reasonable cooperation to assure a smooth transition of any clinical or other studies in progress related to a Licensed Product which Javelin determines to continue in compliance with Applicable Laws and ethical guidelines applicable to the transfer or termination of any such studies. In addition, Therabel will return to Javelin or destroy, at Javelin’s sole discretion, all Javelin Confidential Information. Except as provided by this Section as of the Effective Date of such termination, Therabel shall have no further obligation to Javelin;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

          (d) For a period of up to [***] following such termination, Therabel shall, at Javelin’s request, supply Licensed Product to Javelin for sale in the Territory at a transfer price equal to Therabel’s cost;

          (e) Until termination is effective, Therabel shall continue to perform its obligations under the Regulatory Submission Plans and Commercialization Plan then in effect and pay all costs allocated for it to pay in accordance with any budgets then in effect, except with respect to activities that Javelin elects to discontinue; and

(f) Therabel shall be responsible for all costs incurred by Javelin related to the transfer of marketing authorizations for the Licensed Product to a Third Party.

Subsection (a) above will be effective upon any such termination, and subsections (b), (c) and (d) and above shall be effective upon termination, or if such termination is by Therabel pursuant to Section 9.2.3, upon the earlier of such termination or Javelin’s earlier election.

                    9.2.6. Effects of Termination by Therabel. Upon any termination of this Agreement by Therabel pursuant to Sections 9.2.1, 9.2.2, 9.2.4, 9.2.7 or 9.3, all licenses granted by either Party to the other shall terminate and neither Party shall have any further liability to the other except to the extent of provisions which survive the termination of this Agreement by their respective terms and obligations accrued but remaining outstanding as of the effectiveness of termination.

                    9.2.7. Bankruptcy. This Agreement may be terminated by written notice by either Party at any time during the Term of this Agreement if the other Party shall file in any court or Agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.

          9.3. Change of Control. Each Party shall notify the other Party in writing, referencing this Section of the Agreement, immediately upon any Change of Control, and shall provide such notice where possible at least sixty (60) days prior to the Change of Control.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

          9.4. Survival of Certain Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination. The provisions of this Agreement that must, by their nature, survive expiration or termination of this Agreement to give effect to their intent, shall so survive, including without limitation Section 2.3; Section 5.4.1; Section 6; Section 9 and Section 10. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination.

10.	LICENSED PRODUCT LIABILITY, INDEMNIFICATION AND INSURANCE.

          10.1. Indemnification by Javelin. Javelin and its Affiliates shall indemnify and hold Therabel harmless from and against all damages, losses, expenses, claims (including wrongful death), demands, suits, penalties, judgments or administrative and judicial orders and liabilities (including, but not limited to, reasonable counsel fees and expenses) incurred, assessed or sustained by Therabel, its Affiliates, or any of their officers, directors, or employees with respect to, involving, or arising out of (i) Javelin’s negligence or willful misconduct, (ii) Javelin’s breach of any representation, warranty, obligation or covenant of this Agreement, and (iii) Javelin’s defense of any claim of Third Party infringement as set forth in Section 8.4.2.

          10.2. Indemnification by Therabel. Therabel and its Affiliates shall indemnify and hold Javelin and its Affiliates harmless from and against all damages, losses, expenses, claims (including wrongful death and product liability), demands, suits, penalties, judgments or administrative and judicial orders and liabilities (including, but not limited to, reasonable counsel fees and expenses) incurred, assessed or sustained by Javelin, its Affiliates, or any of their officers, directors, or employees with respect to, involving, or arising out of (i) Therabel’s negligence or willful misconduct, (ii) Therabel’s breach of any representation, warranty, obligation or covenant of this Agreement, (iii) Therabel’s defense of any claim of Third Party infringement as set forth in Section 8.4.2, or (iv) the sale, packaging, labeling, handling, advertising, distribution, consumption or use of the Licensed Product; except to the extent such claim arises from an event for which Javelin has an obligation to indemnify Therabel under Section 10.1.

          10.3. Procedure. Each Party shall notify the other in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Section 10, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses incurred pursuant to Section 10.1 or 10.2 shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding unless effected with its written consent. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims to which the indemnity relates that are the subject matter of such proceeding.

          10.4. Insurance. Javelin further agrees to use its reasonable efforts to obtain and maintain Product Liability Insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Sections 10.1 with limits of not less than [***] per occurrence and [***] in the aggregate until the Existing Inventory produced by Precision and supplied by Javelin to Therabel is fully depleted. Limits may be covered by a combination of primary and umbrella insurance policies.

Therabel further agrees to use its reasonable efforts to obtain and maintain, during the Term of this Agreement, Product Liability Insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Sections 10.2 with limits of not less than [***] per occurrence and [***] in the aggregate from and after commercial launch. Limits may be covered by a combination of primary and umbrella insurance policies.

          10.5. Liability Limitations. WITHOUT PREJUDICE TO THE FOREGOING, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THE DAMAGES RESULT FROM A PARTY’S WILLFUL MISCONDUCT OR ARISE FROM A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 10.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

11.	MISCELLANEOUS.

          11.1. Governing Law and Arbitration. The interpretation and construction of this Agreement shall be governed by the laws of The State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any and all disputes arising out of or in connection with this Agreement, including but not limited to disputes regarding its validity, interpretation or termination, shall be resolved and settled through negotiation between the Parties. To that effect, either Party shall serve a written notice upon the other (a “Dispute Notice”) proposing that the Parties seek to resolve the dispute by negotiation. If a dispute is not resolved within [***] days of the receipt of the Dispute Notice, such dispute shall, at the request of either Party, be settled in accordance with the ICC rules of arbitration by three arbitrators appointed in accordance with those rules. The site of arbitration shall be Geneva, Switzerland. The arbitration shall be conducted in English.

          11.2. Force Majeure. No liability shall result from, and no right to terminate shall arise, in whole or in part, based upon any delay in performance or non-performance, in whole or in part, by either of the Parties to this Agreement to the extent that such delay or non-performance is caused by an event of Force Majeure. “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labor dispute, war, not, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction, whether or not it is later held to be invalid or inapplicable. The Force Majeure Party shall within [***] days of the occurrence of the Force Majeure event, give written notice to the other Party stating the nature of the Force Majeure event, its anticipated duration and any action being taken to avoid or minimize its effect. Any suspension of performance shall be of no greater scope and of no longer duration than is reasonably required and the Force Majeure Party shall use reasonable effort to remedy its inability to perform; provided, however, if the suspension of performance continues or is anticipated to continue for [***] days after the date of the occurrence, the unaffected Party shall have the right but not the obligation to perform on behalf of the Force Majeure Party for a period of such Force Majeure and such additional period as may be reasonably required to assure a smooth and uninterrupted transition of such activities. If such failure to perform would constitute a material breach of this Agreement in the absence of such event of Force Majeure, and continues for [***] from the date of the occurrence and the Parties are not able to agree on appropriate amendments within such period, such other Party shall have the right, notwithstanding the first sentence of this Section 11.2, to terminate this Agreement immediately by written notice to the Force Majeure Party, in which case neither Party shall have any liability to the other except for those rights and liabilities that accrued prior to the date of termination and the consequences of termination pursuant to Sections 9.2.5 or 9.2.6, as applicable, as if such termination was a termination as to which such consequences applied.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

          11.3. Additional Approvals. Therabel and Javelin shall cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither Party shall be required, however, to divest or out-license products or assets or materially change its business if doing so is a condition of obtaining any governmental approvals of the transactions contemplated by this Agreement.

          11.4. Waiver and Non-Exclusion of Remedies. A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

11.5. Notices.

                    11.5.1. Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 11.5.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 11.5.1. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

11.5.2.	Address for Notice.

	For:	Javelin Pharmaceuticals, Inc.
125 Cambridge Park Drive
Cambridge, MA 02140
Fax: 617-349-4505
Attn: General Counsel

With a copy to:

Javelin Pharmaceuticals, Inc.
125 Cambridge Park Drive
Cambridge, MA 02140
Fax: 617-349-4505
Attn: Office of Business Development

And a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Fax: 617-951-7050
Attn: Marc Rubenstein

	For:	Therabel Pharma NV.
Takkebijsters 17
4817BL Breda
the Netherlands
Fax:
Attn:

With a copy to:

Dechert LLP
480 Avenue Louise, box 13
B-1050 Brussels, Belgium
Fax : +32 2 535 54 00
Attn: Fabrice Mourlon Beernaert

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

          11.6. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules or Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules or Exhibits and this Agreement, the terms of this Agreement shall govern.

11.7. Amendment. Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of both Parties.

          11.8. Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement, in whole or in part without the prior written consent of the other Party, except that each Party shall always have the right, without such consent, (a) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates, and (b) on written notice to the other Party, to assign any or all of its rights and delegate or subcontract any or all of its obligations hereunder (i) to any of its Affiliates, (ii) in connection with a Change of Control or (iii) to a successor to substantially all of the assets of the business related to the Licensed Product. Notwithstanding the foregoing, each Party shall remain responsible for any failure to perform on the part of any such Affiliates. Any attempted assignment or delegation in violation of this Section shall be void.

          11.9. No Benefit to Others. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons except as otherwise expressly provided in this Agreement.

          11.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

          11.11. Severability. To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by applicable law and if the rights or obligations of any Party will not be

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties.

          11.12. Further Assurance. Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

          11.13. Publicity. Notwithstanding Section 6.2.6, it is understood that the Parties will issue a press release announcing the execution of this Agreement in such form as the Parties shall mutually agree. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any subsequent press releases relating to the Agreement or the activity hereunder prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that either Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure or which are consistent with information disclosed in prior releases properly made hereunder.

          11.14. Relationship of the Parties. The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties, or commitments on behalf of the other Party. All persons employed by a Party or any of its Affiliates shall be employees of such Party or its Affiliates and not of the other Party or such other Party’s Affiliates and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party or its Affiliates, as applicable.

[Remainder of Page Intentionally Left Blank]

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Execution Date.

THERABEL PHARMA NV		JAVELIN PHARMACEUTICALS, INC.

By:	/s/ Jean-Michel Robert	By:	/s/ Martin J. Driscoll

Name: Jean-Michel Robert		Name: Martin J. Driscoll

Title: Director		Title: Chief Executive Officer

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SCHEDULE 1.42

Javelin Patent Rights

The following are those patent applications and patents Controlled by Javelin, which Javelin, as of the Effective Date, has identified as potentially being useful in connection with the Licensed Product in the Field and Territory.

Title	Status	Country	Application Number	Filing Date	Patent Number	Issue Date

[***]	[***]	[***]	[***]	[***]	[***]	[***]

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SCHEDULE 1.71

Territory

[***]

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SCHEDULE 4.5(A)

Assumed Agreements

Development and Toll Manufacturing Agreement between Javelin Pharmaceuticals, Inc. and Baxter Healthcare Corporation dated as of July 30, 2008.

Master Services Agreement between Javelin Pharmaceuticals, Inc. and Innovex Europe Limited dated as of July 30, 2007 and all project orders thereunder

Services Agreement between Javelin Pharmaceuticals, Inc. and Almac Pharma Services Limited dated 2007

Three-Way Technical Agreement among Javelin Pharmaceuticals, Inc., Baxter Healthcare Corporation and Almac Pharma Services, UK dated September 18, 2008

SCHEDULE 4.5(B)

Pursuant to the agreements with Baxter Healthcare Corporation and Almac Pharma Services Limited, the Company has minimum purchase obligations and minimum service obligations, respectively

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

SCHEDULE 4.4(C)

Quantities and Pricing for Existing Inventory

[***]

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

SCHEDULE 7.2(e)

Javelin Agreements with Third Parties

License Agreement among Farmarc N.A.N.V., Farmac Netherlands, B.V., Shimoda Biotech (Proprietary) Ltd. and Innovated Drug Delivery Systems, Inc. dated as of December 14, 2001

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